UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Host Hotels & Resorts, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Online
Go to www.investorvote.com/HST
or scan the QR code — login details are located
in the shaded bar below.

2025 Stockholders Meeting Notice
Important Notice Regarding the Availability of Proxy Materials for the
Host Hotels & Resorts, Inc. Stockholder Meeting to be Held on May 14, 2025
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the
Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 Proxy Statement and 2024 Annual Report to stockholders are available at:
www.investorvote.com/HST

Easy Online Access — View your proxy materials and vote.
Step 1:  Go to www.investorvote.com/HST.
Step 2:  Click on the icon on the right to view meeting materials.
Step 3:    Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4:  Make your selections as instructed on each screen for your delivery preferences.
Step 5:    Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 28, 2025 to facilitate timely delivery.

043VUC

2025 Annual Stockholders Meeting Notice
The 2025 Annual Meeting of Stockholders of Host Hotels & Resorts, Inc., a Maryland corporation, will be held on
Wednesday, May 14, 2025 at 11:30 a.m. Eastern Time, virtually via the Internet at https://meetnow.global/HST.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. You may vote if you were a holder of record of our common stock at the close of business on March 17, 2025.
The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3:
1.Election of Directors:

01 - Mary L. Baglivo
02 - Herman E. Bulls
03 - Diana M. Laing
04 - Richard E. Marriott
05 - Mary Hogan Preusse
06 - Walter C. Rakowich
07 - James F. Risoleo
08 - Gordon H. Smith
09 - A. William Stein
2.Ratify appointment of KPMG LLP as independent registered public accountants for 2025.
3.Advisory resolution to approve executive compensation.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.
It is important that your shares be represented at this meeting, whether or not you attend the meeting. To make sure your shares are represented, we urge you to submit your proxy instructions via the Internet.
Receive Future Proxy Materials Electronically
Help us make a difference by eliminating paper proxy mailings to your home or business. With your consent, we will send future proxy voting materials to you by email. To register for electronic delivery of future proxy materials, go to www.computershare.com/investor and sign up for electronic delivery.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
Internet – Go to www.investorvote.com/HST.
Phone – Call us free of charge at 1-866-641-4276.
Email – Send an email to investorvote@computershare.com with “Proxy Materials Host Hotels & Resorts, Inc.” in the subject line.
Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 28, 2025.